EXHIBIT 23 (a)

                           PRICEWATERHOUSECOOPERS LLP
                           1301 AVENUE OF THE AMERICAS
                             NEW YORK, NY 10019-6013



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of (1) our report dated January 29, 1999 relating to the financial statements, which appears in Central Hudson Gas & Electric Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and (2) our report dated January 29, 1999 relating to the financial statements, which appears in CH Energy Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Legal Opinions and Experts" in such Registration Statement.



/s/  PricewaterhouseCoopers LLP
-------------------------------
New York, New York
November 16, 1999